                                                                    Exhibit 11

                       ROCKWELL INTERNATIONAL CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE

                                                                                                              NINE MONTHS ENDED
                                                                      FISCAL YEAR ENDED SEPTEMBER 30               JUNE 30,
                                                                --------------------------------------------  -----------------

                                                                 1991      1992      1993    1994       1995    1995      1996
                                                                 ----      ----      ----    ----       ----    ----      ----

PRIMARY EARNINGS PER SHARE:                                                   (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
   Income from continuing operations before change
      in accounting                                             $308.0    $243.0    $302.0   $351.0    $493.0   $378.0   $484.0
   Deduct dividend requirements on preferred stock                  .3        .3        .3       .3        .2       .2       .2
                                                                ------    ------    ------   ------    ------   ------   ------
              Total primary earnings from continuing
                operations before change in accounting          $307.7    $242.7    $301.7   $350.7    $492.8   $377.8   $483.8
                                                                ======    ======    ======   ======    ======   ------   ------
   Average number of shares of common stock
   outstanding during the period                                 233.7     223.6     219.8    220.5     217.2    217.3    217.3
                                                                ======    ======    ======   ======    ======   ------   ------
   Primary earnings per share from continuing
      operations before change in accounting                    $ 1.32    $ 1.09    $ 1.37   $ 1.59    $ 2.27   $ 1.74   $ 2.23
   Primary earnings per share from discontinued
      operations before change in accounting                      1.25      1.07      1.18     1.28      1.15     0.80     0.66
   Cumulative effect of change in accounting for
      retirement medical benefits                                   --     (6.78)*      --       --        --       --       --
                                                                ------    ------    ------   ------    ------   ------   ------
   Net primary earnings (loss) per share                        $ 2.57    $(4.62)   $ 2.55   $ 2.87    $ 3.42   $ 2.54   $ 2.89
                                                                ======    ======    ======   ======    ======   ------   ------
FULLY DILUTED EARNINGS PER SHARE:
   Income from continuing operations before change
      in accounting                                             $308.0    $243.0    $302.0   $351.0    $493.0   $378.0   $484.0
                                                                ======    ======    ======   ======    ======   ------   ------
   Average number of common shares
      outstanding during the period:
      Common stock                                               233.7     223.6     219.8    220.5     217.2    217.3    217.3
      Assumed issuance of stock under award plans and
       conversion of preferred stock and convertible
       debentures                                                  3.1       2.5       4.5      4.0       3.9      5.2      3.8
                                                                ------    ------    ------   ------    ------   ------   ------
              Total shares, assuming full dilution               236.8     226.1     224.3    224.5     221.1    222.5    221.1
                                                                ======    ======    ======   ======    ======   ------   ------
   Fully diluted earnings per share from continuing
      operations before change in accounting                    $ 1.30    $ 1.08    $ 1.35   $1.56     $ 2.23   $ 1.70   $ 2.19
   Fully diluted earnings per share from discontinued
      operations before change in accounting                      1.24      1.06      1.16     1.26      1.13     0.79     0.65
   Cumulative effect of change in accounting for
    retirement medical benefits                                     --     (6.70)*      --      --         --       --       --
                                                                ------    ------    ------   ------    ------   ------   ------
   Net fully diluted earnings (loss) per share                  $ 2.54    $(4.56)   $ 2.51   $2.82     $ 3.36   $ 2.49   $ 2.84
                                                                ======    ======    ======   ======    ======   ------   ------

* The per share amounts pertaining to the cumulative effect of change in accounting in 1992 were computed using average outstanding shares for the second quarter, which approximate full year 1992 average outstanding shares.